Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 28, 2013, except for Notes 1, 2, 14 and 15, as to which the date is September 6, 2013, with respect to the consolidated financial statements of Eaton Corporation plc and our report dated February 28, 2013 with respect to the effectiveness of internal control over financial reporting of Eaton Corporation plc included in this Current Report on Form 8-K of Eaton Corporation plc.

Registration number	Description	Filing date
333-185206	Multiple plans - Form S-8 Registration Statement	November 30, 2012

Amended and Restated 2012 Stock Plan

Second Amended and Restated 2009 Stock Plan

Amended and Restated 2008 Stock Plan

Amended and Restated 2004 Stock Plan

Amended and Restated 2002 Stock Plan

Amended and Restated 1998 Stock Plan

Amended and Restated 1995 Stock Plan

Eaton Incentive Compensation Deferral Plan II

Eaton Corporation Deferred Incentive Compensation Plan II

2005 Non-Employee Director Fee Deferral Plan

Eaton Savings Plan

Eaton Personal Investment Plan

Eaton Puerto Rico Retirement Savings Plan

Cooper Retirement Savings and Stock Ownership Plan

/s/ Ernst & Young LLP

Cleveland, Ohio
September 6, 2013